Exhibit 10.2

AMENDMENT NUMBER TWO TO
THE COCA-COLA REFRESHMENTS EXECUTIVE SEVERANCE PLAN

WHEREAS, Coca-Cola Refreshments USA, Inc. sponsors the Coca-Cola Refreshments Executive Severance Plan (the “Plan”);
WHEREAS, The Coca-Cola Company Benefits Committee has the authority to amend the Plan; and
WHEREAS, the Committee wishes to amend the Plan to clarify that with respect to the Plan, eligibility to participate is limited to those employees who are otherwise eligible under the terms of the Plan on or before October 1, 2010 and any employee who was not a participant in the Plan on October 1, 2010 is not eligible for benefits under the Plan;
NOW THEREFORE, the Plan hereby is amended as follows:
The definition of “Eligible Employee” in Section 2 (“Definitions”) shall be replaced with the following definition:
“Eligible Employee” means senior officers and management employees of the Company (or any Affiliate of the Company designated by The Coca-Cola Company Benefits Committee or its delegate as participating in the Plan) who, as of October 1, 2010, are in positions in the Global Leadership, Executive Leadership, Strategic Leadership, or Business Unit/Functional Leadership salary bands.

IN WITNESS WHEREOF, the Benefits Committee has caused this Amendment to be executed by its duly authorized member as of this 14th day of July 2011.

THE COCA-COLA COMPANY
BENEFITS COMMITTEE

BY: /s/ Sue Fleming
SUE FLEMING
Benefits Committee Chairperson